Exhibit 99.4

Ingles Markets, Incorporated

OFFER TO EXCHANGE

Up to $700,000,000 Aggregate Principal Amount of

5.75% Senior Notes due 2023

(CUSIP Numbers 457030AH7 and U45690AD3)

for

a Like Principal Amount of

5.75 % Senior Notes due 2023

that have been registered under the Securities Act of 1933, as amended

Pursuant to the Prospectus Dated , 2013

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Ingles Markets, Incorporated, a North Carolina corporation (the “Company”), hereby offers to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the Prospectus dated , 2013 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), up to $700,000,000 aggregate principal amount of the outstanding 5.75% Senior Notes due 2023, or the “Outstanding Notes” for a like principal amount of registered 5.75% Senior Notes due 2023, or the “Registered Notes” that are registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the prospectus is a part. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of June 12, 2013, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and SunTrust Robinson Humphrey, Inc., as the initial purchasers.

We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated , 2013;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Notes are not immediately available or time will not permit all required documents to reach Branch Banking and Trust Company, __________________  (the “Exchange Agent”) prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to U.S. Bank, National Association, the Exchange Agent.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2013 (such date and time, the “Expiration Date”), unless extended by the Company. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of

Transmittal or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the Outstanding Notes (or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Outstanding Notes wish to tender but it is impracticable for them to forward their certificates for Outstanding Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “Exchange Offer—Guaranteed Delivery Procedures.” Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Ingles Markets, Incorporated

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.